Exhibit 10.4

TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the      day of             , 2010, by and between each Trust (each, individually, a “Trust” and collectively, the “Trusts”) listed on Appendix I hereto (as such Appendix be amended from time to time), and THE BANK OF NEW YORK MELLON, a New York banking company having its principal office and place of business at One Wall Street, New York, New York 10286 (the “Bank”).

WHEREAS, each Trust is an exchange traded fund; and

WHEREAS, each Trust will issue for purchase and redeem units of beneficial interest of each Trust (the “Shares”) only in aggregations of shares known as “Creation Units” (each a “Creation Unit”);

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares; and

WHEREAS, each Trust desires to appoint the Bank as transfer agent, distribution disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, each Trust hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its respective transfer agent for the authorized and issued Shares and as each Trust’s distribution disbursing agent.

1.2 The Bank agrees that it will perform the following services:

(a) In accordance with the terms and conditions of the form of Participant Agreement of each Trust, a copy of which is attached hereto as Exhibit A, the Bank shall:

(i) Perform and facilitate the performance of purchases and redemption of Creation Units for each Trust;

(ii) Prepare and transmit by means of DTC’s book-entry system payments for distributions on or with respect to the Shares declared by the applicable Trust;

(iii) Maintain separate and distinct records for each Trust with respect to the name and address of the Shareholders and the number of Shares issued by each Trust and held by Shareholders;

(iv) With respect to each Trust, record, separately and distinctly, the issuance of Shares of each Trust and maintain separate and distinct records of the total number of Shares of each Trust which have been issued since inception and the number of Shares which are outstanding based upon data provided to it by each Trust. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust;

(v) Prepare and transmit to each Trust and each Trust’s administrator and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Shares of each respective Trust;

(vi) On days that a Trust may accept orders for purchases or redemptions, calculate and transmit to the Bank and such Trust’s administrator the number of outstanding Shares;

(vii) On days that a Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased redeemed on such day by such Trust;

(viii) Confirm to DTC the number of Shares issued to Shareholders of each respective Trust, as DTC may reasonably request;

(ix) Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x) Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

(xi) Maintain separate and distinct books and records of each Trust as specified by each Trust in Schedule A attached hereto;

(xii) With respect to each Trust, prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such Business Day and with respect to each Authorized Participant purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

(xiii) Receive from the Managing Owner purchase orders from Authorized Participants (as defined in the Participant Agreement) for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the Shareholder for each of the respective Trusts;

(xiv) Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to The Bank of New York Mellon as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder; and

(xv) Confirm the name, U.S taxpayer identification number and principle place of business of each Authorized Participant.

(b) In addition to the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and distribution disbursing agent including, but not limited to, maintaining the account of the Shareholder with respect to each Trust, obtaining at the request of the Trust from the Shareholder a list of DTC participants holding interests in each Trust’s Global Certificate, and those services set forth on Schedule A attached hereto.

(c) The following shall be delivered to DTC participants as identified by DTC as the Shareholder for book-entry only securities:

(i) Annual reports of the Trust;

(ii) Trust proxies, proxy statements and other proxy soliciting materials;

(iii) Trust prospectus and amendments and supplements thereto, including stickers; and

(iv) Other communications as a Trust may from time to time identify as required by law or as a Trust may reasonably request; and

(v) The Bank shall provide additional services, if any, as may be agreed upon in writing by the Trust and the Bank.

(d) The Bank shall keep records relating to the services to be performed hereunder, in the form and manner required by applicable laws, rules, and regulations (the “Rules”), all such books and records shall be the property of each respective Trust, will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

2. Fees and Expenses

2.1 The Bank shall receive from the Trusts such compensation for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

2.2 In addition to the fee paid under Section 2.1 above, each Trust agrees to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the written fee schedule attached hereto or relating to distributions and reports (whereas all expenses related to creations and redemptions of each respective Trust’s securities shall be borne by the relevant authorized participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of a Trust, will be reimbursed by the applicable Trust.

2.3 The Trust agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of distributions, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

3. Representations and Warranties of the Bank

The Bank represents and warrants to each Trust that:

It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

It is duly qualified to carry on its business in the State of New York.

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4. Representations and Warranties of the Trust

Each Trust, severally and not jointly, represents and warrants to the Bank that:

It is a statutory trust duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Declaration of Trust and Trust Agreement to enter into and perform this Agreement.

A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Trusts has become effective, will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5. Indemnification

5.1 The Bank shall not be responsible for, and the applicable Trust shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Bank in a successful defense of any claims by a Trust, payments, expenses and liability (“Losses”) which may sustain or incur or which may be asserted against the Bank in connection with or relating to this Agreement or the Bank’s actions or omissions with respect to this Agreement, except for any Losses for which the Bank has accepted liability pursuant to Article 6 of this Agreement.

5.2 This indemnification provision shall apply to actions taken pursuant to this Agreement or the Participant Agreement.

6. Standard of Care and Limitation of Liability

The Bank shall have no responsibility and shall not be liable for any Losses, except that the Bank shall be liable to the Trust for direct money damages caused by its own negligence or willful misconduct or that of its employees or agents, or its breach of any of its representations. In no event shall the Bank be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable. For purposes of this Agreement, none of the following shall be or be deemed negligence or willful misconduct:

(a) The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(b) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

(c) The offer or sale of Shares by or for the Trust in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

7. Concerning the Bank

7.1

(a) The Bank may employ agents or attorneys-in-fact which are not affiliates of the Bank with the prior written consent of the Trust (which consent shall not be unreasonably withheld), and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such agents or attorneys-in-fact, provided that the Bank acts in good faith and with reasonable care in the selection and retention of such agents or attorneys-in-fact.

(b) The Bank may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

7.2 The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. Each Trust agrees to forward to the Bank written instructions confirming oral instructions by the close of business on the same day that such oral instructions are given to the Bank. Each Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank. If a Trust elects to transmit written instructions through an on-line communication system offered by the Bank, such Trust’s use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

7.3 The Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of its regulators (the “Disaster Recovery Plan and Back-Up System”). The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of utilities, transportation, computer (hardware or software) or communication services; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if the Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

7.4 The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

7.5 At any time the Bank may apply to an officer of the Trust for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank, its agents, and subcontractors shall not be liable for any action taken or omitted to be taken in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted.

7.6 The Bank, its agents and subcontractors may act upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by or on behalf of the Trust by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

7.7 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of each Trust to request such issuance, sale or transfer;

(b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of each Trust to request such purchase;

(c) The legality of the declaration of any distribution by a Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d) The legality of any recapitalization or readjustment of the Shares of any Trust.

8. Providing of Documents by each Trust and Transfers of Shares

8.1 Each Trust shall promptly furnish to the Bank with a copy of its Declaration of Trust and all amendments thereto.

8.2 With respect to each Trust, in the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3 The Bank shall have no responsibility whatsoever with respect to of any beneficial interest in any of the Shares of any Trust owned by the Shareholder.

8.4 Each Trust shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

(a) A certified copy of the amendment to the Trust’s Declaration of Trust with respect to such increase, decrease or change; and

(b) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), and (ii) the due and proper listing of the Shares on all applicable securities exchanges.

8.5 Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, a Trust shall deliver to the Bank:

(a) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

(b) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), and (ii) the due and proper listing of the Shares on all applicable securities exchanges.

8.6 The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the applicable Trust, and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the applicable Trust on and in accordance with its request. The Bank further agrees that all records prepared or maintained by the Bank for each Trust relating to the services to be performed by the Bank hereunder will be maintained in separate and distinct files created for each Trust.

8.7 The Bank and the Trust agree that all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any person other than its auditors, accountants, regulators, employees or counsel, except as may be, or may become required by law, by administrative or judicial order or by rule.

8.8 In case of any requests or demands for the inspection of the Shareholder records of a Trust, the Bank will promptly employ reasonable commercial efforts to notify the applicable Trust and secure instructions from an authorized officer of such Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9. Termination of Agreement

9.1 The term of this Agreement shall be one year commencing upon the date hereof (the “Initial Term”) and shall automatically renew for additional one-year terms (each a “Subsequent Term”) unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

(a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within ninety (90) days of receipt of such notice.

(b) The Trust may terminate this Agreement at any time upon ninety (90) days’ prior written notice.

(c) Termination of this Agreement by a Trust shall not affect this Agreement with respect to any other Trust.

9.2 Should a Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by such Trust.

9.3 The terms of Article 2 (with respect to fees and expenses incurred prior to termination), and of Article 5 shall survive any termination of this Agreement.

10. [Reserved]

11. Assignment

11.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12. Severability and Beneficiaries

12.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected thereby provided obligation of the Trust to pay is conditioned upon provision of services.

12.2 This Agreement is solely for the benefit of the Bank and each Trust, and none of any Participant (as defined in the Participation Agreement), any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

13. Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

14. New York Law to Apply

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each Trust and the Bank each hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

15. Merger of Agreement

Except as expressly provided to the contrary from time-to-time in the written fee schedule approved by the parties and attached hereto, this Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16. Limitations of Liability of the Trustee and Shareholders

16.1 Notwithstanding anything to the contrary provided herein, the Bank agrees that the liabilities of each Trust shall be limited such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular Trust shall be enforceable against the assets of that particular Trust only, and not against the assets of any other Trust and that they have executed one instrument for convenience only.

16.2 It is expressly acknowledged and agreed that the obligations of each Trust hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of such Trust, personally. This Agreement has been duly authorized, executed and delivered by each Trust and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

17. Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC, Managing Owner of each Trust listed on Appendix I

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

APPENDIX I

TRUST NAMES

SCHEDULE A

BOOKS AND RECORDS TO BE MAINTAINED BY THE BANK

The Bank shall maintain separate and distinct files for each Trust with respect to the following:

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC

Distribution Records

Year-end Statements and Tax Forms

Net Asset Computation Documentation

Exhibit A

Form of Authorized Participant Agreement

APPENDIX I

THE BANK OF NEW YORK MELLON

ON-LINE COMMUNICATIONS SYSTEM (THE “SYSTEM”)

TERMS AND CONDITIONS

1. License; Use. (a) This Appendix I shall govern the Fund’s use of the System and any computer software provided by BNY to the Fund in connection herewith (collectively, the “Software”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Fund’s use of the System, the terms of this Appendix I shall control.

(b) Upon delivery to the Fund of Software and/or System access codes, BNY grants to the Fund a personal, nontransferable and nonexclusive license to use the Software and the System solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with BNY in connection with the Account(s). The Fund shall use the Software and the System solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software or the System. The Fund acknowledges that BNY and its suppliers retain and have title and exclusive proprietary rights to the Software and the System, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Software or the System may be copyrighted or trademarked (or a registration or claim made therefor) by BNY or its suppliers. The Fund shall not take any action with respect to the Software or the System inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Software. The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without BNY’s prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon BNY’s request.

(c) If the Fund subscribes to any database service provided by BNY in connection with its use of the System, delivery of such database to the Fund shall constitute the granting by BNY to the Fund of a non-exclusive, non-transferable license to use such database for so long as this Appendix I is in effect. It is understood and agreed that any database supplied by BNY is derived from sources which BNY believes to be reliable but BNY does not, and cannot for the fees charged, guarantee or warrant that the data is correct, complete or current. All such databases are provided as an accommodation by BNY to its customers and are compiled without any independent investigation by BNY. However, BNY will endeavor to update and revise each database on a periodic basis as BNY, in its discretion, deems necessary and appropriate. The Fund also agrees that the Fund will promptly install all updates and revisions to each database which BNY provides and that BNY cannot bear any responsibility whatsoever for the Fund’s failure to do so. BNY IS NOT RESPONSIBLE FOR ANY RESULTS OBTAINED BY THE FUND FROM USE OF DATABASE SERVICES PROVIDED BY BNY.

2. Equipment. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and BNY shall not be responsible for the reliability or availability of any such equipment or services.

3. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of BNY or its suppliers. However, for the avoidance of doubt, reports generated by the Fund containing information relating to the Account(s) are not deemed to be within the meaning of the term “Information”. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, the Fund shall return to BNY any and all copies of the Information which are in its possession or under its control. The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4. Modifications. BNY reserves the right to modify the Software from time to time and the Fund shall install new releases of the Software as BNY may direct. The Fund agrees not to modify or attempt to modify the Software without BNY’s prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or BNY and whether with or without BNY’s consent, shall become the property of BNY.

5. NO REPRESENTATIONS OR WARRANTIES. BNY AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, THE SYSTEM, ANY SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES THAT THE SOFTWARE, THE SYSTEM, ANY SERVICES AND ANY DATABASE ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF BNY OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6. Security; Reliance; Unauthorized Use. BNY will establish security procedures to be followed in connection with the System. The Fund understands and agrees that the security procedures are intended to determine whether instructions received by BNY through the System are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. The Fund will cause all persons utilizing the Software and the System to treat all applicable user and authorization codes, passwords and authentication keys with the highest degree of care and confidentiality. BNY is hereby irrevocably authorized to comply with and rely upon on Written Instructions, whether or not authorized, received by it through the System in accordance with the security procedures. The Fund acknowledges that it is its sole responsibility to assure that only Authorized Persons use the System and that to the fullest extent permitted by applicable law BNY shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by the Fund arising from or in connection with the use of the System or BNY’s reliance upon and compliance with Written Instructions received through the System.

7. System Acknowledgments. BNY shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment BNY shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by BNY.

8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE FUND MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF BNY DELIVERED THE SOFTWARE TO CUSTOMER OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORT ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Fund hereby authorizes BNY to report its name and address to government agencies to which BNY is required to provide such information by law.

9. Encryption. The Fund acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Fund agrees that BNY may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting the System or the Software.

10. On-Line Inquiry and Modification of Records. In connection with the Fund’s use of the System, BNY may, at the Fund’s request, permit the Fund to enter data directly into a BNY database for the purpose of modifying certain information maintained by BNY’s systems, including, but not limited to, change of address information. To the extent that the Fund is granted such access, the Fund agrees to indemnify and hold BNY harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNY may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNY database records initiated by the Fund.

Fee Schedule